Deutsche Bank 7th Annual Global Industrials & Materials Summit Ajita Rajendra, Chairman & CEO Exhibit 99.1

Forward Looking Statements This presentation contains statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” “guidance” or words of similar meaning. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this presentation. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: a further slowdown in the growth rate of the Chinese economy; potential weakening in the high efficiency boiler market segment in the U. S.; significant volatility in raw material prices; inability to implement or maintain pricing actions; potential weakening in U. S. residential or commercial construction or instability in the company’s replacement markets; uncertain costs, savings and timeframes associated with the implementation of the new enterprise resources planning system; foreign currency fluctuations; the ability to execute our acquisition strategy; competitive pressures on the company’s businesses; and adverse general economic conditions and capital market deterioration in the U. S., Canada and China. Forward-looking statements included in this presentation are made only as of the date of this presentation, and the company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the company, or persons acting on its behalf, are qualified entirely by these cautionary statements. This presentation contains certain non-GAAP financial measures as that term is defined by the SEC. Non-GAAP financial measures are generally identified by “Adjusted” (Adj.) or “Non-GAAP” .

Investment Case Market share leader in major businesses Stable/Growing North American replacement market; operating leverage as new construction recovers Strong balance sheet and cash flow to support future growth & share repurchase Strength of our brand, distribution, manufacturing and innovation provide clear market advantage in China Organic growth of 8 percent for next several years

Growth Strategy: Organic Growth China: 30% of sales growing 15% (local currency) Lochinvar brands: 12% of sales growing 10% NA water heaters: 58% of sales growing 4% 4.5% 1.2% 2.3% Total annual sales growth 8.0%

Sales & Adjusted Operating Margin* Sales in millions *excludes corporate expenses 11% CAGR

Adjusted Earnings Per Share 27% CAGR

U.S. Water Heater Market Segment Residential Market Other 2015 market share data AHRI data + tankless: AOS actual shipments and AOS estimates of competitors’shipments

U.S. Water Heater Market Segment Commercial Market* Other 2015 market share data AHRI data: AOS actual shipments and AOS estimates of competitors’ shipments *Commercial water heater segment as defined by AHRI, total 2015 commercial units as reported by AHRI = 185,500

Lochinvar End Markets 2/3 commercial end markets; 1/3 residential end markets

China now 31% of Sales & Growing China sales have grown 25% (CAGR) over the last 10 years US$ millions

Nanjing AOS China Built on: Premium Brand Extensive Distribution and Service Network Innovative New Products & World Class Manufacturing Local Management Team and Organizational Development

Ten-Year + Market Share Trend Leading residential brands measured in currency; Tier One Market: GFK - CMM data sampling several thousand largest retail stores, November 2015

Growth Strategy: Organic Growth China: 30% of sales growing 15% (local currency) Lochinvar brands: 12% of sales growing 10% NA water heaters: 58% of sales growing 4% 4.5% 1.2% 2.3% Total annual sales growth 8.0%

China Growth Model Approx 15% growth in local currency Water Heater Market Growth Market Share Gains & Average Selling Price Increases Fast Growing Ancillary Products

A. O. Smith’s Capital Allocation Options Organic growth (capital expenditures) Acquisitions $354 million net cash 16 percent leverage ratio (debt/total capital) Return cash to shareholders: approximately $260 million projected in 2016 Dividends Increased 26 percent in first quarter 2016 Share repurchase Expect to repurchase approximately $175 million* in 2016 to result in net cash position of approximately $350 million *subject to price, alternative investments and working capital requirements

Steel costs have continued to increase since our earnings call in April. In response we announced a 5 - 8 % price increase on our U.S. wholesale water heaters, effective August 1, 2016 Steel Update

Growth and Stability Offense Organic growth of 8 % China growing approximately 15 percent in local currency Lochinvar branded products growing approximately 10% Call option on NA new construction Significant cash and borrowing capacity for “value creating” acquisitions and share buyback Defense NA water heaters 85 to 90% replacement Market share leader in NA, China and path to become leader in India Strong balance sheet; net cash position approximately $350 million Small exposure to Europe ($50 million in revenues)

Vice President, Investor Relations and Treasurer Direct: 414-359-4130 Email: packerman@aosmith.com Investor Contact Patricia Ackerman